CUMMINS ENGINE COMPANY, INC.
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                              EXHIBIT 11
                              __________

            SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
  FOR THE SECOND QUARTER & FIRST HALF ENDED JULY 2, 1995 & JULY 3, 1994
                 (Millions, Except per Share Amounts)
  _____________________________________________________________________


                                   Second Quarter          First Half
                                  _________________     _________________
                                  Weighted              Weighted
                                  Average    Net        Average    Net
                                   Shares  Earnings      Shares  Earnings
                                   ______  ________      ______  ________

1995
____
 Net earnings                       40.7     $ 69         41.0     $136
 Options                              .1        -            -        -
                                    ____     ____         ____     ____
 Used in the determination of
  primary and fully diluted
  earnings per share                40.8     $ 69         41.0     $136
                                    ____     ____         ____     ____
                                    ____     ____         ____     ____
 Primary and fully diluted
  earnings per share                        $1.69                 $3.32
                                            _____                 _____
                                            _____                 _____


1994
____
 Net earnings                       41.6     $ 66         40.9     $121
 Options                              .1        -           .2        -
                                    ____     ____         ____     ____
 Used in the determination of
  primary and fully diluted
  earnings per share                41.7     $ 66         41.1     $121
                                    ____     ____         ____     ____
                                    ____     ____         ____     ____
 Primary and fully diluted
  earnings per share                        $1.58                 $2.94
                                            _____                 _____
                                            _____                 _____